EXHIBIT 5(A)







                                               July 29, 1994



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C.



       Re:     Form S-8 Registration Statement --
               Interface, Inc. Key Employee Stock
               Option Plan (1993)
               ------------------------------------
Gentlemen:

     I have acted as in-house counsel for Interface, Inc., a Georgia corporation (the "Company"), in the preparation of the referenced Form S-8 Registration Statement relating to the Company's Key Employee Stock Option Plan (1993) (the "Plan") and the proposed offer and sale of up to 500,000 shares of the Company's Class A or Class B common stock, $.10 par value (the "Common Stock") pursuant thereto, which were authorized for issuance pursuant to Amendment No. 1 to the Plan dated February 22, 1994 ("Amendment
No. 1"). In connection with the preparation of said Registration Statement, I have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization of the Plan and the authorization and issuance of such shares of Common Stock as I have deemed relevant under the circumstances.

     On the basis of the foregoing, it is my opinion that:

     1. The Company was duly organized and incorporated and is validly existing under the laws of the State of Georgia, with an authorized capitalization consisting of 80,000,000 shares of Common Stock (Class A and B shares), par value $.10 per share and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. The Plan and the proposed offer and sale thereunder of up to 500,000 shares of Common Stock authorized pursuant to Amendment No. 1 have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully-paid and nonassessable.
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Securities and Exchange Commission
Page 2
July 29, 1994





     I hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                              Sincerely,


                               /s/ David W. Porter
                              ________________________________
                              David W. Porter
                              Vice President, and General
                              Counsel
                              Interface, Inc.